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                                                                      Exhibit 24


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of ACNielsen Corporation (the "Company") in their respective capacities set forth below constitutes and appoints Earl H. Doppelt, Harris Black and Ellenore O'Hanrahan, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder in connection with the registration under such Act of shares of Common Stock of the Company to be issued by the Company pursuant to, or upon exercise of stock options or stock appreciation rights granted under, the Company's Key Employees' Stock Incentive Plan, Non-Employee Directors' Stock Incentive Plan, Non-Employee Directors' Deferred Compensation Plan, Replacement Plan for Certain Employees Holding Dun & Bradstreet Corporation Equity-Based Awards, and Savings Plan to the extent that any such registration may be required in the opinion of the executive officers of the Company, upon the advice of counsel, including without limitation, the power and authority to sign the name of the undersigned individual in the capacity indicated below opposite the name of such individual to the Registration Statement on Form S-8 or any Form relating to the registration of such Common Stock, to be filed with the Securities and Exchange Commission with respect to said Common Stock, to sign any and all amendments (including post-effective amendments) and supplements to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.


        Signature                       Title                         Date

/s/Nicholas L. Trivisonno   Chairman, Chief Executive Officer   October 17, 1996
-------------------------   and Director (principal
Nicholas L. Trivisonno      executive officer)


/s/Robert J. Lievense       President, Chief Operating          October 17, 1996
-------------------------   Officer and Director
Robert J. Lievense


/s/Robert J. Chrenc         Executive Vice President and        October 17, 1996
-------------------------   Chief Financial Officer
Robert J. Chrenc            (principal financial and
                            accounting officer


/s/Robert H. Beeby          Director                            October 17, 1996
-------------------------
Robert H. Beeby


/s/Michael P. Connors       Vice Chairman and Director          October 17, 1996
-------------------------
Michael P. Connors


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/s/Donald W. Griffin        Director                            October 17, 1996
-------------------------
Donald W. Griffin


/s/Thomas C. Hays           Director                            October 17, 1996
-------------------------
Thomas C. Hays


/s/Karen L. Hendricks       Director                            October 17, 1996
-------------------------
Karen L. Hendricks


/s/Robert M. Hendrickson    Director                            October 17, 1996
-------------------------
Robert M. Hendrickson


/s/John R. Meyer            Director                            October 17, 1996
-------------------------
John R. Meyer


/s/Brian B. Pemberton       Director                            October 17, 1996
-------------------------
Brian B. Pemberton


/s/Robert N. Thurston       Director                            October 17, 1996
-------------------------
Robert N. Thurston


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